Exhibit 99.1

INVACARE CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Invacare Corporation (the “Company”) and give effect to the disposition of Altimate Medical, Inc. ("Altimate"). The unaudited pro forma condensed combined balance sheet at June 30, 2014 gives effect to the adjustments for the Altimate disposition as if the transaction was completed on June 30, 2014. The unaudited pro forma condensed combined statements of comprehensive income (loss) for the six months ended June 30, 2014 and the year ended December 31, 2013 give effect to the adjustments for the Altimate disposition as if the transaction had been completed on January 1, 2013. The Altimate historical amounts are presented according to accounting principles generally accepted in the United States (U.S. GAAP) and include certain pro forma adjustments. The notes to the balance sheet and statements of comprehensive income (loss) describe the transaction and adjustments applicable to each.

The purchase price allocation of the Altimate disposition reflected in these unaudited pro forma condensed combined financial statements is preliminary and has been based on preliminary estimates of the book value of assets and liabilities ultimately sold. Accordingly, the gain on sale reflected in these unaudited pro forma condensed combined financial statements is preliminary and is estimated based on the pro forma balance sheet as of June 30, 2014. As a result, the unaudited pro forma condensed combined financial information presented herein is subject to change and may differ from the final results based upon the final purchase price allocation. The determination of the final purchase price allocation and resulting gain on sale will be based on the actual final valuation of the assets and liabilities of Altimate that exist as of the date of completion of the disposition and will be reflected and disclosed in the Company's financial statements for the quarter ended September 30, 2014.

The Company has made, in management's opinion, all significant necessary adjustments that can be factually supported to reflect the effect of the disposition. The unaudited condensed combined pro forma financial information is presented for informational purposes only. The unaudited condensed combined pro forma financial statements do not purport to represent what the actual results of operations or financial position would have been if the disposition of Altimate as described above had occurred on the dates indicated or to project the Company's results of operations or financial position for any future period.

The following unaudited condensed combined pro forma financial information should be read in conjunction with:

(a)
The Company's consolidated financial statements and notes thereto and management's discussion and analysis for the year ended December 31, 2013 included in the Company's Form 10-K for the fiscal year ended December 31, 2013;

(b)
The Company's consolidated financial statements and notes thereto and management's discussion and analysis for the six months ended June 30, 2014, included in the Company's Form 10-Q for the fiscal quarter ended June 30, 2014.

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
at June 30, 2014

(In thousands)	Invacare as Reported (1)	Altimate Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Altimate	Pro Forma Eliminations (4)		Pro Forma Invacare (5)
Assets
Current Assets
Cash and cash equivalents	$23,001	$—	$—		$—	$—		$23,001
Trade receivables, net	188,046	1,782	—		1,782	—		186,264
Installment receivables, net	1,508	—	—		—	—		1,508
Inventories, net	165,013	1,968	—		1,968	—		163,045
Deferred income taxes	2,246	—	—		—	—		2,246
Other current assets	38,601	26	—		26	—		38,575
Total Current Assets	418,415	3,776	—		3,776	—		414,639
Other Assets	39,489	—	—		—	1,000	(E)	40,489
Other Intangibles	58,627	1,168	—		1,168	—		57,459
Property and Equipment, net	99,586	162	—		162	—		99,424
Goodwill	463,703	—	—		—	—		463,703
Total Assets	$1,079,820	$5,106	$—		$5,106	$1,000		$1,075,714
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$123,064	$634	$—		$634	$—		$122,430
Accrued expenses	128,736	252	—		252	—		128,484
Current taxes, payable and deferred	13,583	—	768	(A)	768	768	(D)	13,583
Short-term debt and current maturities of long-term obligations	2,456	—	—		—	—		2,456
Total Current Liabilities	267,839	886	768		1,654	768		266,953
Long-Term Debt	53,660	—	—		—	(20,700)	(E)	32,960
Other Long-Term Obligations	114,939	—	—		—	—		114,939
Shareholders’ Equity					—			—
Preferred Shares (Authorized 300 shares; none outstanding)	—	—	—		—	—		—
Common Shares (Authorized 100,000 shares; 34,220 issued and outstanding in 2014)—no par	8,578	—	—		—	—		8,578
Class B Common Shares (Authorized 12,000 shares; 1,086 issued and outstanding in 2014)—no par	272	—	—		—	—		272
Additional paid-in-capital	237,212	4,220	118	(B)	4,338	4,338	(F)	237,212
Retained earnings	363,636	—	(886)	(C)	(886)	16,594	(F)	381,116
Accumulated other comprehensive earnings	127,569	—	—		—	—		127,569
Treasury shares (3,164 shares)	(93,885)	—	—		—	—		(93,885)
Total Shareholders’ Equity	643,382	4,220	(768)		3,452	20,932		660,862
Total Liabilities and Shareholders’ Equity	$1,079,820	$5,106	$—		$5,106	$1,000		$1,075,714

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Six Months Ended June 30, 2014

	Invacare as Reported (1)	Altimate Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Altimate	Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$640,381	$8,937	$—		$8,937	$(191)	(G)	$631,635
Cost of products sold	461,200	4,127	—		4,127	(81)	(G)	457,154
Gross Profit	179,181	4,810	—		4,810	(110)	(G)	174,481
Selling, general and administrative expenses	199,566	2,419	—		2,419	—		197,147
Charges related to restructuring activities	4,330	—	—		—	—		4,330
Interest expense	1,964	79	118	(H)	197	—		1,767
Interest income	(391)	—	—		—	—		(391)
Earnings (Loss) Before Income Taxes	(26,288)	2,312	(118)	(B)	2,194	(110)		(28,372)
Income taxes (benefit)	5,300	—	768	(A)	768	(768)	(D)	5,300
Net Earnings (Loss)	$(31,588)	$2,312	$(886)		$1,426	$658		$(33,672)
Net Earnings (Loss) per Share—Basic	$(0.99)	$0.07	$(0.03)		$0.04	$0.02		$(1.05)
Weighted Average Shares Outstanding—Basic	32,015	32,015	32,015		32,015	32,015		32,015
Net Earnings (Loss) per Share—Assuming Dilution	$(0.99)	$0.07	$(0.03)		$0.04	$0.02		$(1.05)
Weighted Average Shares Outstanding—Assuming Dilution	32,244	32,244	32,244		32,244	32,244		32,244

Net Earnings (Loss)	$(31,588)	$2,312	$(886)		$1,426	$658		$(33,672)
Other comprehensive income (loss):
Foreign currency translation adjustments	1,712	—	—		—	—		1,712
Defined Benefit Plans:
Amortization of prior service costs and unrecognized gains	723	—	—		—	—		723
Amounts arising during the year, primarily due to the addition of new participants	—	—	—		—	—		—
Deferred tax adjustment resulting from defined benefit plan activity	(187)	—	—		—	—		(187)
Valuation reserve associated with defined benefit plan activity	23	—	—		—	—		23
Current period unrealized loss on cash flow hedges	(101)	—	—		—	—		(101)
Deferred tax benefit related to unrealized loss on cash flow hedges	243	—	—		—	—		243
Other Comprehensive Income	2,413	—	—		—	—		2,413

Comprehensive Income (Loss)	$(29,175)	$2,312	$(886)		$1,426	$658		$(31,259)

INVACARE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
Twelve Months Ended December 31, 2013

	Invacare as Reported (1)	Altimate Historical (2)	Pro Forma Adjust-ments (3)		Pro Forma Altimate	Pro Forma Eliminations (4)		Pro Forma Invacare (6)
	(In thousands, except per share data)
Net sales	$1,352,359	$17,854	$—		$17,854	$(348)	(G)	$1,334,853
Cost of products sold	974,893	7,814	—		7,814	(141)	(G)	967,220
Gross Profit	377,466	10,040	—		10,040	(207)	(G)	367,633
Selling, general and administrative expenses	401,823	4,491	—		4,491	—		397,332
Charges related to restructuring activities	9,336	—	—		—	—		9,336
Asset write-downs related to intangible assets	1,523	—	—		—	—		1,523
Interest expense	3,508	108	322	(H)	430	—		3,078
Interest income	(384)	—	—		—	—		(384)
Earnings (Loss) from Continuing Operations Before Income Taxes	(38,340)	5,441	(322)	(B)	5,119	(207)		(43,252)
Income taxes (benefit)	12,660	—	1,792	(A)	1,792	(1,792)	(D)	12,660
Net Earnings (Loss) from Continuing Operations	$(51,000)	$5,441	$(2,114)		$3,327	$1,585		$(55,912)
Net Earnings from Discontinued Operations (net of tax of $450)	3,108	—	—		—	—		3,108
Gain on Sale of Discontinued Operations (net of tax of $1,220)	80,943	—	—		—	—		80,943
Total Net Earnings from Discontinued Operations	84,051	—	—		—	—		84,051
Net Earnings (Loss)	$33,051	$5,441	$(2,114)		$3,327	$1,585		$28,139
Net Earnings (Loss) per Share—Basic:
Net Earnings (Loss) from Continuing Operations	(1.60)	0.17	(0.07)		0.10	0.05		(1.75)
Net Earnings from Discontinued Operations	2.63	—	—		—	—		2.63
Net Earnings (Loss) per Share—Basic	$1.04	$0.17	$(0.07)		$0.10	$0.05		$0.88
Weighted Average Shares Outstanding—Basic	31,915	31,915	31,915		31,915	31,915		31,915
Net Earnings (Loss) per Share—Assuming Dilution:
Net Earnings (Loss) from Continuing Operations	(1.60)	0.17	(0.07)		0.10	0.05		(1.75)
Net Earnings from Discontinued Operations	2.62	—	—		—	—		2.62
Net Earnings (Loss) per Share—Assuming Dilution	$1.03	$0.17	$(0.07)		$0.10	$0.05		$0.88
Weighted Average Shares Outstanding—Assuming Dilution	32,043	32,043	32,043		32,043	32,043		32,043

Net Earnings (Loss)	$33,051	$5,441	$(2,114)		$3,327	$1,585		$28,139
Other comprehensive income (loss):
Foreign currency translation adjustments	10,969	—	—		—	—		10,969
Defined Benefit Plans:								—
Amortization of prior service costs and unrecognized gains	1,771	—	—		—	—		1,771
Amounts arising during the year, primarily due to the addition of new participants	(320)	—	—		—	—		(320)
Deferred tax adjustment resulting from defined benefit plan activity	(355)	—	—		—	—		(355)
Valuation reserve associated with defined benefit plan activity	275	—	—		—	—		275
Current period unrealized gain on cash flow hedges	83	—	—		—	—		83
Deferred tax loss related to unrealized gain on cash flow hedges	(10)	—	—		—	—		(10)
Other Comprehensive Income (Loss)	12,413	—	—		—	—		12,413

Comprehensive Income (Loss)	$45,464	$5,441	$(2,114)		$3,327	$1,585		$40,552

Note 1. Estimated Net Proceeds (in thousands)

Net cash purchase price per the Share Purchase Agreement	$23,000
Estimated transaction costs	(1,300)
Estimated net proceeds on sale	$21,700

Transaction costs noted above include the professional fees associated with the sale of Altimate Medical, Inc. and include an estimate of expenses, primarily professional fees, to be recognized as a result of the divestiture. The Company will utilize the net proceeds to pay down debt.

Note 2. Preliminary Gain on Disposition (in thousands)

Based on the June 30, 2014 pro forma balance sheet for Altimate, the estimated book gain on disposal is approximately $18.2 million.

Estimated Net Proceeds on Sale	$21,700

Total Assets	5,106
Less Current Liabilities	1,654
Less: Estimated Net Assets	$3,452

Estimated Gain on Disposition	$18,248

Note 3. Pro Forma Statements

The following are descriptions of the various columns of data, labeled (1) through (6), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss):

1)
Represents the Company's historical financial statements as reported in the Company's Form 10-K filing for the twelve months ended December 31, 2013 and the Form 10-Q filing for the six months ended June 30, 2014.

2)
Represents Altimate's historical financial results as consolidated in the Company's Form 10-K filing for the twelve months ended December 31, 2013 and the Form 10-Q filing for the six months ended June 30, 2014.

3)	Represents pro forma adjustments to Altimate results determined in accordance with Regulation S-X and preliminary disposition adjustments.

4)	Represents pro forma eliminations, considering historical elimination of investments and paid in capital.

5)	Represents "Invacare as Reported" less "Pro Forma Altimate" plus "Pro Forma Eliminations".

6)	Represents "Invacare as Reported" less "Pro Forma Altimate" less "Pro Forma Eliminations".

Note 4. Pro Forma Adjustments

The following are descriptions for the pro forma disposition related adjustments, labeled (A) through (H), which have been reflected in the accompanying Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss):

(A)
Adjustment to record the effect on federal tax expense of historical and pro forma adjustments for Altimate. Federal tax expense of $768,000 is calculated on Altimate's pro forma earnings before income tax of $2,194,000 for the six months ended June 30, 2014. The pro forma earnings before income taxes for the six months ended June 30, 2014 include the Altimate historical earnings before income taxes of $2,312,000 and the earnings before income tax (benefit) of Adjustment (H) as defined below. The 2013 federal tax expense of $1,792,000 is calculated on Altimate's pro forma earnings before income tax of $5,119,000 for the twelve months ended December 31, 2013. The pro forma earnings before income taxes for the twelve months ended December 31, 2013 include the Altimate historical earnings before income taxes of $5,441,000 and the earnings before income tax (benefit) of Adjustment (H) as defined below.

(B)	Represents the offset to Adjustment (H) which have effectively been reclassified to equity as a return of capital on the pro forma condensed balance sheet.

(C)
Represents the net earnings impact of Adjustments (A) and (H) as reflected in Column 3 on the Pro Forma Condensed Combined Statement of Comprehensive Income (Loss) for the six months ended June 30, 2014.

(D)
Represents an elimination entry to record the impact of income tax valuation reserves for the Company related to Adjustment (A) for federal and state income taxes for Altimate since the Company is in a cumulative loss position and, as such, current tax expense is offset by income tax valuation reserves.

(E)
Adjustment to reflect anticipated debt pay down with the net proceeds from disposition ($21,700,000 as described in Note 1) net of amount held in escrow ($1,000,000), which is classified as a note receivable.

(F)	Adjustment to eliminate equity and intercompany accounts at disposition. In addition, the Company's pro forma retained earnings reflects the gain on disposition (as noted in Note 2) of $18,248,000.

(G)
Elimination of intercompany sales, costs of sales and profit on product sales between Altimate and other Company consolidated entities. For the six months ended June 30, 2014, net sales and cost of products sold of $191,000 and $81,000, respectively, were eliminated. For the twelve months ended December 31, 2013, net sales and cost of products sold of $348,000 and $141,000, respectively, were eliminated.

(H)
Adjustment to reflect allocation of interest expense to Altimate as proceeds from sale are required to be utilized to pay down debt. Interest allocated based on the net proceeds assumed to pay down debt applying the company's average interest rates for the periods presented ($118,000 for the six months ended June 30, 2014; $322,000 for the twelve months ended December 31, 2013).